POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints each of Cari Gallman, Amy Fallone, Taylor Ocasio, Anthony Wildasin, Alex Dzioba, and Aaron Gevers, or any of them acting singly, and with full power of substitution and re-substitution, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

1. Prepare and execute and submit to the SEC, Bristol-Myers Squibb Company (the "Company"), and/or any national securities exchange on which the Company's securities are listed any and all reports forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation thereunder, or under Rule 144 ("Rule 144") under the Securities Act of 1933, as amended, with respect to any security of the Company, including Forms 3, 4 and 5 and Forms 144.

The undersigned acknowledges that:

a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 4 or 5 or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, (b) revocation by the undersigned in a signed writing filed with the SEC or delivered to the Attorneys-in-Fact or the Company, or (c) as to any Attorney-in-Fact individually, until such Attorney-in-Fact is (x) no longer employed by the Company or (y) no longer representing the Company with respect to matters related to this Power of Attorney. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of 3/19/26.

Signature

WENDY SHORT BARTLE

Print Name

Bristol-Myers Squibb Company

Attestation

I hereby agree to the use of my electronic signature in filings by Bristol-Myers Squibb Company (the "Company") with the Securities and Exchange Commission (the "Commission") and in Section 16 filings made on my behalf and that my electronic signature constitutes the legal equivalent of my manual signature for purposes of authenticating the signature to any filing for which it is provided. My electronic signature may be attached to the Company's filings with the Commission and in Section 16 filings made on my behalf when I authorize its use in accordance with the Company's policies that are intended to satisfy the requirements specified by applicable Commission rules and the Commission's EDGAR Filer Manual (or any successor thereto).

This Attestation shall remain in full force and effect until I am no longer an officer or director of the Company or until earlier revoked by me in a signed writing delivered to the Corporate Secretary of the Company.

[signature]

Name: WENDY BARTIE
Title: EXECUTIVE VICE PRESIDENT
Date: 3/17/2026